Exhibit 10.10

Exhibit C

List of Spok Holdings, Inc., Participants (as of January 1, 2016)
2016 - 2018 Performance Period

Name	Title
Executives
KELLY, VINCE	CEO*
GOEL, HEMANT	President
ENDSLEY, SHAWN	CFO
SAINE, THOMAS	CIO
CULP, BONNIE	EVP, Human Resources
TBH	EVP, Sales
BROGAN, DANIELLE	Controller
WOODS, SHARON	Corp Secretary/Treasurer

Senior Vice Presidents
SCOTT, DONNA	SVP, Marketing

Division Vice Presidents
Robinson, Donna	DVP, Sales West
MIKE KENDZIERSKI	DVP, Sales East

Vice Presidents
OLSON-STEPP, TERRI	VP, Professional Services
LING, MICHAEL	VP, Maintenance Business
VELDBOOM, KATHY	VP, Technical Support
EDDS, BRIAN	VP, Product Strategy
GUNDERSON, KYLE	VP, Development

Other Key Management
WAX, JONATHAN	Regional Vice President, East
STEIN, JAMES	Regional Vice President, West
BOEHLY, BRET	Regional Vice President, Sales
JORDAN, JOHN	Regional Vice President, Sales - APAC
DITTMER, GARY	Sr. Tax Director
*The Chief Executive Officer and the President participate in the Plan pursuant to their respective employment agreements.

Exhibit D

Performance Goals

2016-2018 Performance Period

Revenue 50% [1]	Operating Cash Flow 50% [1]		
	Consolidated Revenue	Consolidated OCF	Severance [2]	Adjusted OCF
2016	$ 168,795	$ 21,093	$ 277	$ 21,371
2017	167,597	17,305	189	17,494
2018	168,969	18,789	122	18,912
Cumulative Total	$ 505,361	$ 57,188	$ 589	$ 57,776

Minimum 2018 Performance Goals [3]

Consolidated Revenue Greater Than	$ 159,582	Operating Cash Flow Greater Than	$ 17,861

Grants made under the 2016 LTIP in 2016 will vest on December 31, 2018 only if:
(1) either of the minimum 2018 Consolidated Revenue and 2018 Operating Cash Flow goals are met, and
(2) either one or both of the Cumulative Consolidated Revenue Goal and the Cumulative OCF Goal is/are met.
The level of payment is based on whether one or both of the Cumulative Consolidated Revenue Goal or Cumulative OCF Goal is met, with each such goal afforded equal weight. For example, if both cumulative goals are met, payment is at 100%. If only one of the cumulative performance goals is met, then payment is at 50%.

The performance goals are as follows:

Cumulative Consolidated Revenue Exceeds	$ 505,361
Cumulative OCF Exceeds	$ 57,776
2018 Consolidated Revenue Exceeds	$ 159,582
2018 Operating Cash Flow Exceeds	$ 17,861

(1) Excludes the impact of any fair value write down of deferred revenue as a result of purchase accounting and expenses incurred in connection with acquisition due diligence or related activities.
(2) Severance and restructuring expenses are excluded from the calculation of consolidated OCF.
(3) The 2018 minimum performance goals are 85% of the respective 2018 budget targets.